Filed pursuant to Rule 433(d) - Registration Statement No. 333-132109

  Nomura Home Equity Loan, Inc.
Asset-Backed Certificates,
Series 2006-WF1
$602,182,000 (+/- 10%)
(Approximate)

Free Writing Prospectus Supplement
June 20, 2006

  Nomura Home Equity Loan, Inc.
Depositor

Commission File Number: 333-132109

Citigroup

Recipients must read the information contained in the Information Statement on page 2. Do not use or rely on this information if you have not received or reviewed the Information Statement. If you have not received the Information Statement, call your Nomura account representative for another copy. This free writing Prospectus Supplement supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in any subsequently distributed free writing prospectus supplement. The Underwriter is acting as underwriter/placement agent and not as an agent for the Depositor in connection with the proposed transaction.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus supplement relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling collect 1-212-667-2316.

This free writing prospectus supplement is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus supplement is preliminary and is subject to completion or change.

The information in this free writing prospectus supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus supplement relating to these securities.

The asset-backed securities referred to in this free writing prospectus supplement are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus supplement. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

INFORMATION STATEMENT

The information set forth herein (the “Free Writing Prospectus Supplement”), together with any accompanying information, may be based only on a statistical sample of Mortgage Loans (defined below) (the “Statistical Pool”) expected to be included in the trust along with other Mortgage Loans on the Closing Date (defined below). In addition, certain Mortgage Loans contained in the Statistical Pool may be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date (the “Final Pool”). The Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Statistical Pool will be larger than the Final Pool, and the aggregate principal balances of the Mortgage Loans in the Final Pool will be reduced from the Statistical Pool as described in this Free Writing Prospectus Supplement. Although Nomura Securities International, Inc. and Citigroup Global Markets Inc. believe the information with respect to the Statistical Pool will be representative of the Final Pool (except with respect to aggregate principal balance of the Mortgage Loans, as described above), the collateral characteristics of the Final Pool may nonetheless vary from the collateral characteristics of the Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

STRUCTURAL SUMMARY

Class	Initial Principal Balance ($)(1)	Coupon Type(3)	Coupon Index	WAL (year) (1) (4) (5)	Principal Window (months) (1) (4) (5)	Expected Rating (Moody’s/S&P/DBRS/Fitch)(2)	Legal Final Maturity
A-1	318,721,000	Floating	1M LIBOR	1.00	1-23	Aaa/AAA/AAA/AAA	Mar-36
A-2	41,013,000	Floating	1M LIBOR	2.00	23-26	Aaa/AAA/AAA/AAA	Mar-36
A-3	93,935,000	Floating	1M LIBOR	3.00	26-64	Aaa/AAA/AAA/AAA	Mar-36
A-4	46,377,000	Floating	1M LIBOR	5.84	64-71	Aaa/AAA/AAA/AAA	Mar-36
M-1	21,305,000	Floating	1M LIBOR	4.71	49-71	Aa1/AA+/AA(h)/AA+	Mar-36
M-2	19,738,000	Floating	1M LIBOR	4.49	45-71	Aa2/AA/AA(h)/AA+	Mar-36
M-3	11,592,000	Floating	1M LIBOR	4.37	43-71	Aa3/AA/AA/AA	Mar-36
M-4	10,339,000	Floating	1M LIBOR	4.30	42-71	A1/AA-/AA(l)/AA-	Mar-36
M-5	9,399,000	Floating	1M LIBOR	4.26	41-71	A2/A+/A(h)/A+	Mar-36
M-6	9,086,000	Floating	1M LIBOR	4.22	40-71	A3/A/A/A	Mar-36
M-7	8,772,000	Floating	1M LIBOR	4.18	39-71	Baa1/A-/A(l)/A-	Mar-36
M-8	7,206,000	Floating	1M LIBOR	4.16	39-71	Baa2/BBB+/BBB(h)/BBB+	Mar-36
M-9	4,699,000	Floating	1M LIBOR	4.13	38-71	Baa3/BBB/BBB/BBB	Mar-36
B-1	5,012,000	Floating	1M LIBOR	4.13	38-71	Ba1/BBB-/BBB(l)/BBB-	Mar-36
B-2	5,639,000	Floating	1M LIBOR	4.11	37-71	Ba2/BB+/BB(h)/BB+	Mar-36
Total Public	602,182,000

(1)   Approximate. Subject to a permitted variance of plus or minus 10%.
(2)   Final class sizes and ratings may vary and will be contingent on the Final Pool, excess spread and other structural attributes.
(3)  The pass-through rate for the Certificates (each as defined herein) for each Distribution Date is a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that Distribution Date plus the related certificate margin and (ii) Net Funds Cap (actual/360 accrual basis, 0 day delay). If the optional termination is not exercised on the first possible Distribution Date on which it is exercisable, the certificate margin for the Senior Certificates (as defined herein) will increase by 2.0x and the certificate margin for the Mezzanine and Privately Offered Certificates (each as defined herein) will increase by 1.5x.
(4)  Run to 10% Optional Termination.
(5)   Run at 100% PPC which assumes: For ARMs, 10%-30% CPR from month 1 through and including month 12; 30% CPR from month 13 through and including month 23; 55% CPR from month 24 through and including month 28; and 35% CPR from month 29 and thereafter. For fixed rate Mortgage Loans, 5%-25% CPR from month 1 through and including month 12; and 25% CPR thereafter.

TRANSACTION SUMMARY

Issuing Entity:	Nomura Home Equity Loan, Inc., Asset-Backed Certificates, Series 2006-WF1
Cut-off Date:	June 1, 2006
Closing Date:	On or about June 30, 2006
Investor Settlement Date:	On or about June 30, 2006
Depositor:	Nomura Home Equity Loan, Inc.
Lead Manager:	Nomura Securities International, Inc.
Co-Manager:	Citigroup Global Markets Inc. (together, with the Lead Manager, the “Underwriters”)
Sponsor:
Nomura Credit & Capital, Inc. The Sponsor will be making customary loan-level representations and warranties to the Depositor pursuant to a purchase agreement to be entered into between the Sponsor and the Depositor.

Master Servicer and
Securities Administrator:	Wells Fargo Bank, N.A.
Originator:	The originator of the Mortgage Loans is Wells Fargo Bank, N.A.
For additional information regarding the originator, please refer to “The Mortgage Pool — The Originator” in the accompanying Free Writing Prospectus.
Servicer:	Wells Fargo Bank, N.A.
Trustee:	HSBC Bank USA, National Association
Custodian:	Wells Fargo Bank, N.A.
Credit Risk Manager:
Portfolio Surveillance Analytics, LLC, as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

Swap Provider:	Bear Stearns Financial Products, Inc.
Mortgage Loans
The trust will contain approximately 4,544 conventional, one-to-four family fixed-rate and adjustable-rate mortgage loans secured by first or second liens on residential real properties (the “Mortgage Loans”).

For additional information regarding the Mortgage Loans, please refer to the accompanying Free Writing Prospectus beginning on page 29.
Type of Offering:	The Offered Certificates will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.
Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.
Minimum Denomination:	For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof.
Record Date:
For each class of Offered Certificates, and for any Distribution Date, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form (otherwise, the last business day of the month preceding the month in which such Distribution Date occurs).

Distribution Date:	The 25th day of each calendar month beginning in July 2006, or if such day is not a business day, then the following business day.
Last Scheduled Distribution Date:
The Distribution Date in March 2036 will be the last scheduled Distribution Date for the Offered Certificates. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date.

Certificate Designations:	Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the “Senior Certificates”);
Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (collectively, the “Mezzanine Certificates”);
Only the Senior Certificates and the Mezzanine Certificates are offered hereby (collectively, the “Offered Certificates”).
Additional Classes:
The Class B-1 Certificates and Class B-2 Certificates (together, the “Privately Offered Certificates”, together with the Mezzanine Certificates, the “Subordinate Certificates”), and the Class P, Class X and Class R Certificates will not be publicly offered. Any information with regard to said classes is only provided to enhance the understanding of the Offered Certificates. The Privately Offered Certificates are subordinate to the Offered Certificates.

Prepayment Period:
With respect to any Distribution Date, the 16th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 15th day of the month in which the Distribution Date occurs.

Interest Accrual Period:
The Interest Accrual Period for the Offered Certificates and any Distribution Date will be the period commencing on the immediately preceding Distribution Date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. Calculations of interest on such certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) in the trust fund and thereby effect early retirement of the Certificates if on such Distribution Date the aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Taxation - REMIC:
For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The Offered Certificates (exclusive of any right to receive payments from the Basis Risk Shortfall reserve account in respect of any Basis Risk Shortfall or the supplemental interest trust, or the obligation to make payments to the supplemental interest trust pursuant to the Interest Rate Swap Agreement), the Class P Certificates and the Class X Certificates will represent beneficial ownership of “regular interests” in the related REMIC.

The Class R Certificates will represent the beneficial ownership of “residual interests” in the related REMIC.
Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.
Ratings:
The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Dominion Bond Rating Service (“DBRS”) and Fitch Ratings (“Fitch”) with the ratings indicated in the table on page 3 of this document.

Credit Enhancement Structure:
Senior/subordination; excess spread and overcollateralization. In addition, payments received in connection with the Interest Rate Swap Agreement (as described herein) may be available to cover realized losses on the Mortgage Loans which are allocated to the Certificates.

Interest Rate Swap Agreement:
The trustee will enter into an Interest Rate Swap Agreement with the Swap Provider on the Closing Date. Under the Interest Rate Swap Agreement, on each Distribution Date beginning in July 2006 through and including the Distribution Date in June 2011 (i) the securities administrator (on behalf of a supplemental interest trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) 5.614% per annum and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Senior Certificates and Subordinate Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the accrual period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the lesser of (a) the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates on the Distribution Date immediately preceding such Distribution Date and (b) the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”).

Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Free Writing Prospectus that accompanies this Free Writing Prospectus Supplement.

CREDIT ENHANCEMENT
All dollar amounts and percentages contained in the following discussion are subject to a permitted variance of +/- 10%.

Overcollateralization

The Mortgage Loans bear interest each month in an amount that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the Certificates and certain related trust expenses. This excess interest will be applied to pay principal on the Certificates entitled to principal in order to create and maintain the required level of overcollateralization. This overcollateralization will be available to absorb losses on the Mortgage Loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to create and maintain the required level of overcollateralization or to absorb losses on the Mortgage Loans.

Overcollateralization Amount

For any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount (without regard to any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses) on such Distribution Date).

Initial Overcollateralization Amount

As of the Closing Date, the Overcollateralization Amount will be approximately 2.20% of the Aggregate Loan Balance as of the Cut-off Date.

Targeted Overcollateralization Amount

With respect to any Distribution Date prior to the Stepdown Date, the Targeted Overcollateralization Amount will be approximately 2.20% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, that amount will be the greater of (a) approximately 4.40% of the Aggregate Loan Balance for such Distribution Date, or (b) approximately 0.50% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Stepdown Date

The later to occur of (x) the Distribution Date in July 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Offered Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 40.40%.

Credit Enhancement Percentage

Class	Percent (%)	Approximate Expected Initial Credit Enhancement (%)*	Approximate Expected Target Credit Enhancement (%)*
Senior	79.80	20.20	40.40
M-1	3.40	16.80	33.60
M-2	3.15	13.65	27.30
M-3	1.85	11.80	23.60
M-4	1.65	10.15	20.30
M-5	1.50	8.65	17.30
M-6	1.45	7.20	14.40
M-7	1.40	5.80	11.60
M-8	1.15	4.65	9.30
M-9	0.75	3.90	7.80
B-1	0.80	3.10	6.20
B-2	0.90	2.20	4.40

* Includes the percentage of Overcollateralization.

Triggers

A “Trigger Event” will be in effect for any Distribution Date if either (i) the Delinquency Rate as of the last day of the related Due Period exceeds 32.92% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
July 2009 - June 2010	1.25%
July 2010 - June 2011	2.75%
July 2011 - June 2012	4.30%
July 2012 - June 2013	5.50%
July 2013 and thereafter	6.00%

The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Delinquency Rate

With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of all Mortgage Loans 60 or more days delinquent, not including any Liquidated Mortgage Loans as of the end of the related Prepayment Period (including all Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of all Mortgage Loans as of the close of business on the last day of such month.

Subordination and Allocation of Losses

The Senior Certificates will have a payment priority over the Subordinate Certificates. Each class of Subordinate Certificates will be subordinate to each other class of Subordinate Certificates with a lower payment priority. Losses on the Mortgage Loans will first reduce the available excess interest and then reduce the Overcollateralization Amount. If there is no overcollateralization at that time, realized losses on the Mortgage Loans will be allocated to the Subordinate Certificates, in the reverse order of their priority of payment, until the certificate principal balance of each such class has been reduced to zero.

Realized losses will not be allocated to the Senior Certificates. Investors in the Senior Certificates should note, however, that although realized losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Senior Certificates all principal and interest amounts to which they are then entitled.

Interest Rate Swap Agreement

The Senior Certificates and Subordinate Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by Bear Stearns Financial Products, Inc. (the “Swap Provider” ) commencing on the Distribution Date in July 2006 and terminating on the Distribution Date in June 2011.

HSBC Bank USA, National Association, as Supplemental Interest Trust Trustee, will enter into the Interest Rate Swap Agreement with, the Swap Provider. The Supplemental Interest Trust Trustee will appoint Wells Fargo Bank, N.A. as securities administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust, whether payable by or to the Swap Provider pursuant to the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date (i) the securities administrator (on behalf of a supplemental interest trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) 5.614% per annum and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Senior Certificates and Subordinate Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the accrual period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the lesser of (a) the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates on the Distribution Date immediately preceding such Distribution Date and (b) the Scheduled Swap Notional Amount set forth in the Interest Rate Swap Agreement for such Distribution Date. The Scheduled Swap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Swap Agreement is set forth in this Free Writing Prospectus Supplement in Annex A.

On each Distribution Date, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment, the Swap Provider will make a net swap payment (“Net Swap Payment”) to the securities administrator on behalf of the Supplemental Interest Trust, and any such Net Swap Payment will be deposited into a reserve fund and will be available for distribution to the Senior Certificates and Subordinate Certificates in respect of any related shortfall amounts, to the extent described in this herein and the accompanying Free Writing Prospectus. See “Description of the Certificates” and “The Interest Rate Swap Agreement and the Swap Provider” in the accompanying Free Writing Prospectus. If, on any Distribution Date, the Net Swap Payment made by the Swap Provider exceeds the related shortfall amounts payable to the Senior Certificates and Subordinate Certificates, such excess will be distributed to the Class X Certificates.

Upon early termination of the Interest Rate Swap Agreement, the securities administrator or the Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the securities administrator is required to make a swap termination payment to the Swap Provider, the trust will be required to make a payment to the securities administrator in the same amount (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which amount will be paid by the trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the Senior Certificates and Subordinate Certificates, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider as described in this Free Writing Prospectus Supplement (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), for which payments by the trust to the securities administrator will be subordinated to all distributions to the Senior Certificates and Subordinate Certificates.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders.

•	Any Net Swap Payment deposited to the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date as follows:

(1)
to the Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(2)
to the Subordinate Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(3)
to the Subordinate Certificates, in the order of the payment priority for each such class, any applicable deferred amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of deferred amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(4)	to the Principal Remittance Amount, up to the amount of realized losses on the Mortgage Loans incurred during the related Due Period;

(5)
to the Senior Certificates and Subordinate Certificates, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date; and

(6)	to the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of losses and basis risk shortfalls.

DISTRIBUTIONS
All dollar amounts and percentages contained in the following discussion are subject to a permitted variance of +/- 10%.

The following terms are given the meanings shown below to help describe the cashflows on the Certificates:

Basis Risk Shortfall — With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the sum of: (1) the excess, if any, of the related Current Interest (calculated without regard to the Net Funds Cap) over the related Current Interest (as it may have been limited by the Net Funds Cap) for the applicable Distribution Date; (2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) one month LIBOR plus the applicable Certificate Margin and (y) the Maximum Interest Rate.

Carryforward Interest — With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for that class of certificates for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date and (2) interest on such amount for the related Interest Accrual Period at the applicable Pass-Through Rate.

Current Interest — With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Certificate Principal Balance during the related Interest Accrual Period; provided, that as to each class of Senior Certificates and Subordinate Certificates, the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest.

Maximum Interest Rate — With respect to any Distribution Date and the related Interest Accrual Period and the Senior Certificates and Subordinate Certificates, an annual rate equal to the weighted average of the maximum mortgage rates of the adjustable rate Mortgage Loans and the mortgage rates of the fixed rate Mortgage Loans as stated in the mortgage notes minus the weighted average expense rate of the Mortgage Loans. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

Net Funds Cap — With respect to any Distribution Date, a per annum rate equal to the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the Optimal Interest Remittance Amount for such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the immediately preceding Distribution Date, minus (b) the sum of (1) any Net Swap Payment payable to the Swap Provider on such Distribution Date, divided by the outstanding Stated Principal Balance of the Mortgage Loans for the immediately preceding Distribution Date, and (2) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate Stated Principal Balance of the Mortgage Loans for the immediately preceding Distribution Date and (II) 12. The Net Funds Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Interest Remittance Amount

With respect to any Distribution Date an amount generally equal to (A) the sum, without duplication, of (1) scheduled interest payments (other than Payaheads) and advances on the Mortgage Loans, (2) the interest portion of Payaheads with respect to the Mortgage Loans previously received and intended for application in the related Due Period, (3) the interest portion of all prepayments in full (net of interest on such prepayments in full for such Distribution Date) and partial prepayments received on the Mortgage Loans during the related Prepayment Period, (4) all Compensating Interest, (5) the portion of any substitution adjustment amount and purchase price paid in connection with a repurchase of any Mortgage Loan allocable to interest or the exercise of the optional termination, up to the amount of the interest portion of the par value of the Mortgage Loans, and (6) Liquidation Proceeds and Subsequent Recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the Mortgage Loans during the related Due Period, to the extent allocable to interest, minus (B) amounts reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian and the credit risk manager, allocated as provided in the pooling and servicing agreement.

Optimal Interest Remittance Amount

With respect to any Distribution Date and the Senior Certificates and Subordinate Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the expense fee rate.

Distributions of Interest

The pass-through rates for the Senior Certificates and Subordinate Certificates are described on page 3 of this document.

With respect to the Senior Certificates and Subordinate Certificates, One-Month LIBOR shall be determined by the Securities Administrator on the second LIBOR business day preceding the commencement of each Interest Accrual Period except with respect to the first Interest Accrual Period for which the Lead Manager will determine one-month LIBOR on or about June 28, 2006.

The amount of interest payable on each Distribution Date in respect of each class of Senior Certificates and Subordinate Certificates will equal the sum of (1) Current Interest for such class on such Distribution Date and (2) any Carryforward Interest for such class and such Distribution Date.

With respect to each Distribution Date, to the extent that a Basis Risk Shortfall (described above) exists for any class of Senior Certificates and Subordinate Certificates, such class will be entitled to the amount of such Basis Risk Shortfall as described under “Distribution of Monthly Excess Cashflow” below and from available amounts on deposit in the Basis Risk Shortfall Reserve Fund.

•	On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be paid in the following order of priority:

(1)
from the Interest Remittance Amount, any Net Swap Payment or Swap Termination Payment paid to the Supplemental Interest Trust and owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

(2)
concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, Current Interest and Carryforward Interest for such Distribution Date on a pro rata basis based on the entitlement of each such class;

(3)	to the Class M-1 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(4)	to the Class M-2 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(5)	to the Class M-3 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(6)	to the Class M-4 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(7)	to the Class M-5 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(8)	to the Class M-6 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(9)	to the Class M-7 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(10)	to the Class M-8 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(11)	to the Class M-9 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(12)	to the Class B-1 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(13)	to the Class B-2 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date; and

(14)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (13) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

Principal Remittance Amount

With respect to each Distribution Date, the Principal Remittance Amount is equal to the sum, without duplication, of (i) the scheduled principal payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than Payaheads), including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans; (iv) the principal portion of Payaheads previously received on the Mortgage Loans and intended for application in the related Due Period; and (v) any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses, less (vi) amounts payable or reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian or the credit risk manager as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

Overcollateralization Release Amount

With respect to any Distribution Date, will be equal to the lesser of (x) the Principal Remittance Amount (without regard to any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses) for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Principal Payment Amount

With respect to any Distribution Date will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Senior Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the Certificate Principal Balances of the Senior Certificates immediately prior to such Distribution Date exceed (y) the lesser of (A) the product of (i) approximately 59.60% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class B-1 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and the Mezzanine Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 93.80% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class B-2 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, the Mezzanine Certificates and the Class B-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 95.60% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-1 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 66.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-2 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 72.70% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-3 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1 and Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 76.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-4 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 79.70% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-5 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 82.70% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-6 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 85.60% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-7 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 88.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-8 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 90.70% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-9 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 92.20% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Distributions of Principal

The Principal Payment Amount will be paid on each Distribution Date as follows:

(1)	On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

A)
to the Supplemental Interest Trust from the Principal Payment Amount, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) to the extent not paid from the Interest Remittance Amount on such Distribution Date;

B)	sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

C)	to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

D)	to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

E)	to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

F)	to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

G)	to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;

H)	to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;

I)	to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;

J)	to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;

K)	to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;

L)	to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

M)	to the Class B-2 Certificates, until its Certificate Principal Balance has been reduced to zero; and

N)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow”, any such Principal Payment Amount remaining after application pursuant to clauses 1(A) through (M) above.

(2)
On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

A)
to the Supplemental Interest Trust from the Principal Payment Amount, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)
the Senior Principal Payment Amount, sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

C)	to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;

D)	to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;

E)	to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;

F)	to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;

G)	to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;

H)	to the Class M-6 Certificates, the Class M-6 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;

I)	to the Class M-7 Certificates, the Class M-7 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;

J)	to the Class M-8 Certificates, the Class M-8 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;

K)	to the Class M-9 Certificates, the Class M-9 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;

L)	to the Class B-1 Certificates, the Class B-1 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;

M)	to the Class B-2 Certificates, the Class B-2 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero; and

N)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow”, any such Principal Payment Amount remaining after application pursuant to clauses 2(A) through (M) above.

The foregoing notwithstanding, on and after the Distribution Date on which the aggregate Certificate Principal Balance of each class of Subordinate Certificates has been reduced to zero, distributions to the Senior Certificates will be allocated concurrently to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Excess Interest Amount

With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under “Distribution of Monthly Excess Cashflow” and the Principal Remittance Amount (without regard to any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses), in each case for that Distribution Date.

Distribution of Monthly Excess Cashflow

On each Distribution Date, monthly excess cashflow will be distributed in the following order of priority:

(1)
A)until the aggregate Certificate Principal Balance of the Senior Certificates and the Subordinate Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Senior and Subordinate Certificates, in the following order of priority:

i.	sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

ii.	to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

iii.	to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

iv.	to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

v.	to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

vi.	to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;

vii.	to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;

viii.	to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;

ix.	to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;

x.	to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;

xi.	to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero; and

xii.	to the Class B-2 Certificates, until its Certificate Principal Balance has been reduced to zero.

B)
on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause 2 under “Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

(2)	to the Class M-1 Certificates, any Deferred Amount for such class;

(3)	to the Class M-2 Certificates, any Deferred Amount for such class;

(4)	to the Class M-3 Certificates, any Deferred Amount for such class;

(5)	to the Class M-4 Certificates, any Deferred Amount for such class;

(6)	to the Class M-5 Certificates, any Deferred Amount for such class;

(7)	to the Class M-6 Certificates, any Deferred Amount for such class;

(8)	to the Class M-7 Certificates, any Deferred Amount for such class;

(9)	to the Class M-8 Certificates, any Deferred Amount for such class;

(10)	to the Class M-9 Certificates, any Deferred Amount for such class;

(11)	to the Class B-1 Certificates, any Deferred Amount for such class;

(12)	to the Class B-2 Certificates, any Deferred Amount for such class;

(13)
to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

(14)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-1 Certificates, any Basis Risk Shortfall for such class;

(15)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-2 Certificates, any Basis Risk Shortfall for such class;

(16)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-3 Certificates, any Basis Risk Shortfall for such class;

(17)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-4 Certificates, any Basis Risk Shortfall for such class;

(18)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-5 Certificates, any Basis Risk Shortfall for such class;

(19)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-6 Certificates, any Basis Risk Shortfall for such class;

(20)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-7 Certificates, any Basis Risk Shortfall for such class;

(21)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-8 Certificates, any Basis Risk Shortfall for such class;

(22)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-9 Certificates, any Basis Risk Shortfall for such class;

(23)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class B-1 Certificates, any Basis Risk Shortfall for such class;

(24)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class B-2 Certificates, any Basis Risk Shortfall for such class;

(25)
to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

(26)	to the Class X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

(27)	to the Class R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class R Certificates under this clause (27).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (2) through (24) above on any Distribution Date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement.

ANNEX A
The Scheduled Swap Notional Amount for each Distribution Date during the term of the Interest Rate Swap Agreement will be the related notional amount set forth below.
Distribution Date	Scheduled Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
July 2006	612,833,000
August 2006	602,157,000
September 2006	590,525,000
October 2006	577,980,000
November 2006	564,562,000
December 2006	550,315,000
January 2007	535,294,000
February 2007	519,566,000
March 2007	504,288,000
April 2007	489,449,000
May 2007	475,035,000
June 2007	461,034,000
July 2007	447,434,000
August 2007	434,225,000
September 2007	421,394,000
October 2007	408,931,000
November 2007	396,824,000
December 2007	385,065,000
January 2008	373,524,000
February 2008	96,006,000
March 2008	93,317,000
April 2008	90,715,000
May 2008	88,197,000
June 2008	85,759,000
July 2008	83,583,000
August 2008	81,462,000
September 2008	79,396,000
October 2008	77,382,000
November 2008	75,419,000
December 2008	73,506,000
January 2009	71,642,000
February 2009	65,081,000
March 2009	63,480,000
April 2009	61,919,000
May 2009	60,395,000
June 2009	58,908,000
July 2009	57,458,000
August 2009	56,043,000
September 2009	54,662,000
October 2009	53,315,000
November 2009	52,001,000
December 2009	50,718,000
January 2010	49,467,000
February 2010	48,247,000
March 2010	47,056,000
April 2010	45,894,000
May 2010	44,760,000
June 2010	43,654,000
July 2010	42,575,000
August 2010	41,523,000
September 2010	40,496,000
October 2010	39,494,000
November 2010	38,516,000
December 2010	37,563,000
January 2011	36,632,000
February 2011	35,723,000
March 2011	34,837,000
April 2011	33,973,000
May 2011	33,129,000
June 2011	32,307,000

Weighted Average Life to Call
		60% PPC	80% PPC	100% PPC	120% PPC	140% PPC
A-1	WAL	1.56	1.20	1.00	0.86	0.74
	Mod Durn	1.46	1.14	0.96	0.82	0.71
	Principal Window	Jul06 - Oct09	Jul06 - Oct08	Jul06 - May08	Jul06 - Feb08	Jul06 - Dec07
	Principal # Months	40	28	23	20	18
A-2	WAL	3.84	2.59	2.00	1.73	1.58
	Mod Durn	3.43	2.39	1.88	1.64	1.50
	Principal Window	Oct09 - Nov10	Oct08 - Apr09	May08 - Aug08	Feb08 - Apr08	Dec07 - Feb08
	Principal # Months	14	7	4	3	3
A-3	WAL	6.45	4.63	3.00	2.13	1.81
	Mod Durn	5.34	4.02	2.72	1.99	1.71
	Principal Window	Nov10 - Oct15	Apr09 - May13	Aug08 - Oct11	Apr08 - Jan09	Feb08 - Jul08
	Principal # Months	60	50	39	10	6
A-4	WAL	10.22	7.50	5.84	3.32	2.32
	Mod Durn	7.71	6.07	4.93	2.99	2.15
	Principal Window	Oct15 - Oct16	May13 - Jan14	Oct11 - May12	Jan09 - Feb11	Jul08 - Jan09
	Principal # Months	13	9	8	26	7
M-1	WAL	6.72	5.13	4.71	4.65	2.75
	Mod Durn	5.42	4.36	4.09	4.05	2.52
	Principal Window	Aug09 - Oct16	Dec09 - Jan14	Jul10 - May12	Feb11 - Feb11	Jan09 - May09
	Principal # Months	87	50	23	1	5
M-2	WAL	6.72	5.09	4.49	4.59	3.51
	Mod Durn	5.42	4.32	3.91	4.00	3.14
	Principal Window	Aug09 - Oct16	Oct09 - Jan14	Mar10 - May12	Oct10 - Feb11	May09 - Apr10
	Principal # Months	87	52	27	5	12
M-3	WAL	6.72	5.06	4.37	4.28	3.82
	Mod Durn	5.41	4.3	3.81	3.76	3.40
	Principal Window	Aug09 - Oct16	Oct09 - Jan14	Jan10 - May12	Jun10 - Feb11	Apr10 - Apr10
	Principal # Months	87	52	29	9	1
M-4	WAL	6.72	5.05	4.30	4.09	3.82
	Mod Durn	5.40	4.28	3.75	3.61	3.39
	Principal Window	Aug09 - Oct16	Sep09 - Jan14	Dec09 - May12	Apr10 - Feb11	Apr10 - Apr10
	Principal # Months	87	53	30	11	1
M-5	WAL	6.72	5.04	4.26	3.96	3.82
	Mod Durn	5.40	4.27	3.71	3.50	3.39
	Principal Window	Aug09 - Oct16	Sep09 - Jan14	Nov09 - May12	Feb10 - Feb11	Apr10 - Apr10
	Principal # Months	87	53	31	13	1
M-6	WAL	6.72	5.03	4.22	3.86	3.82
	Mod Durn	5.38	4.25	3.68	3.42	3.39
	Principal Window	Aug09 - Oct16	Aug09 - Jan14	Oct09 - May12	Dec09 - Feb11	Apr10 - Apr10
	Principal # Months	87	54	32	15	1
M-7	WAL	6.72	5.02	4.18	3.78	3.74
	Mod Durn	5.29	4.19	3.61	3.32	3.29
	Principal Window	Aug09 - Oct16	Aug09 - Jan14	Sep09 - May12	Nov09 - Feb11	Jan10 - Apr10
	Principal # Months	87	54	33	16	4
M-8	WAL	6.72	5.02	4.16	3.72	3.59
	Mod Durn	5.25	4.16	3.57	3.25	3.16
	Principal Window	Aug09 - Oct16	Aug09 - Jan14	Sep09 - May12	Oct09 - Feb11	Dec09 - Apr10
	Principal # Months	87	54	33	17	5
M-9	WAL	6.72	5.00	4.13	3.68	3.51
	Mod Durn	5.08	4.04	3.47	3.16	3.04
	Principal Window	Aug09 - Oct16	Jul09 - Jan14	Aug09 - May12	Sep09 - Feb11	Nov09 - Apr10
	Principal # Months	87	55	34	18	6

Weighted Average Life to Maturity
		60%PPC	80% PPC	100% PPC	120% PPC	140% PPC
A-1	WAL	1.56	1.20	1.00	0.86	0.74
	Mod Durn	1.46	1.14	0.96	0.82	0.71
	Principal Window	Jul06 - Oct09	Jul06 - Oct08	Jul06 - May08	Jul06 - Feb08	Jul06 - Dec07
	Principal # Months	40	28	23	20	18
A-2	WAL	3.84	2.59	2.00	1.73	1.58
	Mod Durn	3.43	2.39	1.88	1.64	1.50
	Principal Window	Oct09 - Nov10	Oct08 - Apr09	May08 - Aug08	Feb08 - Apr08	Dec07 - Feb08
	Principal # Months	14	7	4	3	3
A-3	WAL	6.45	4.63	3.00	2.13	1.81
	Mod Durn	5.34	4.02	2.72	1.99	1.71
	Principal Window	Nov10 - Oct15	Apr09 - May13	Aug08 - Oct11	Apr08 - Jan09	Feb08 - Jul08
	Principal # Months	60	50	39	10	6
A-4	WAL	13.27	9.94	7.77	4.45	2.32
	Mod Durn	9.15	7.45	6.16	3.75	2.15
	Principal Window	Oct15 - Aug28	May13 - Aug23	Oct11 - Apr20	Jan09 - Sep17	Jul08 - Jan09
	Principal # Months	155	124	103	105	7
M-1	WAL	7.43	5.70	5.16	6.04	2.75
	Mod Durn	5.76	4.69	4.37	5.05	2.52
	Principal Window	Aug09 - Apr25	Dec09 - Dec20	Jul10 - Nov17	Jul11 - Sep15	Jan09 - May09
	Principal # Months	189	133	89	51	5
M-2	WAL	7.41	5.64	4.92	5.03	5.75
	Mod Durn	5.75	4.64	4.19	4.32	4.76
	Principal Window	Aug09 - Jul24	Oct09 - May20	Mar10 - May17	Oct10 - Apr15	May09 - Oct15
	Principal # Months	180	128	87	55	78
M-3	WAL	7.38	5.60	4.78	4.63	5.55
	Mod Durn	5.73	4.61	4.08	4.01	4.71
	Principal Window	Aug09 - Sep23	Oct09 - Aug19	Jan10 - Oct16	Jun10 - Oct14	Jun11 - Apr13
	Principal # Months	170	119	82	53	23
M-4	WAL	7.35	5.56	4.70	4.43	4.84
	Mod Durn	5.71	4.58	4.01	3.85	4.18
	Principal Window	Aug09 - Feb23	Sep09 - Mar19	Dec09 - Jun16	Apr10 - Jun14	Dec10 - Jan13
	Principal # Months	163	115	79	51	26
M-5	WAL	7.32	5.53	4.63	4.28	4.44
	Mod Durn	5.69	4.56	3.96	3.73	3.87
	Principal Window	Aug09 - Jun22	Sep09 - Sep18	Nov09 - Jan16	Feb10 - Feb14	Jul10 - Oct12
	Principal # Months	155	109	75	49	28
M-6	WAL	7.28	5.48	4.57	4.16	4.16
	Mod Durn	5.66	4.52	3.91	3.63	3.65
	Principal Window	Aug09 - Oct21	Aug09 - Feb18	Oct09 - Aug15	Dec09 - Oct13	Apr10 - Jun12
	Principal # Months	147	103	71	47	27
M-7	WAL	7.24	5.43	4.50	4.05	3.95
	Mod Durn	5.54	4.42	3.81	3.50	3.45
	Principal Window	Aug09 - Jan21	Aug09 - Jul17	Sep09 - Feb15	Nov09 - May13	Jan10 - Feb12
	Principal # Months	138	96	66	43	26
M-8	WAL	7.16	5.37	4.43	3.94	3.77
	Mod Durn	5.46	4.36	3.74	3.41	3.30
	Principal Window	Aug09 - May20	Aug09 - Oct16	Sep09 - Jul14	Oct09 - Dec12	Dec09 - Oct11
	Principal # Months	130	87	59	39	23
M-9	WAL	7.07	5.28	4.34	3.86	3.65
	Mod Durn	5.23	4.19	3.60	3.28	3.14
	Principal Window	Aug09 - Jun19	Jul09 - Feb16	Aug09 - Dec13	Sep09 - Jun12	Nov09 - May11
	Principal # Months	119	80	53	34	19

Available Funds Cap Schedule
Period	Pay Date	Net WAC Rate*(1) (%)	Net WAC Rate**(1) (%)	Period	Pay Date	Net WAC Rate*(1) (%)	Net WAC Rate**(1) (%)
1	7/25/2006	7.44	19.17	37	7/25/2009	9.58	15.35
2	8/25/2006	7.44	22.16	38	8/25/2009	9.58	16.27
3	9/25/2006	7.45	22.15	39	9/25/2009	9.57	16.29
4	10/25/2006	7.45	21.50	40	10/25/2009	9.57	16.11
5	11/25/2006	7.45	22.14	41	11/25/2009	9.57	16.34
6	12/25/2006	7.45	21.48	42	12/25/2009	9.56	16.16
7	1/25/2007	7.48	22.15	43	1/25/2010	9.56	16.39
8	2/25/2007	7.48	22.14	44	2/25/2010	9.55	16.44
9	3/25/2007	7.48	20.18	45	3/25/2010	9.55	15.83
10	4/25/2007	7.48	22.12	46	4/25/2010	9.55	16.49
11	5/25/2007	7.48	21.46	47	5/25/2010	9.54	16.30
12	6/25/2007	7.48	22.10	48	6/25/2010	9.54	16.54
13	7/25/2007	7.48	21.44	49	7/25/2010	9.53	16.35
14	8/25/2007	7.48	22.07	50	8/25/2010	9.53	16.62
15	9/25/2007	7.49	22.06	51	9/25/2010	9.53	16.64
16	10/25/2007	7.49	21.40	52	10/25/2010	9.52	16.44
17	11/25/2007	7.49	22.03	53	11/25/2010	9.52	16.69
18	12/25/2007	7.49	21.38	54	12/25/2010	9.51	16.49
19	1/25/2008	7.49	22.02	55	1/25/2011	9.51	16.74
20	2/25/2008	9.59	13.65	56	2/25/2011	9.51	16.77
21	3/25/2008	9.58	13.39	57	3/25/2011	9.50	16.10
22	4/25/2008	9.57	13.86	58	4/25/2011	9.50	16.82
23	5/25/2008	9.56	13.77	59	5/25/2011	9.49	16.61
24	6/25/2008	9.54	14.07	60	6/25/2011	9.49	16.88
25	7/25/2008	9.54	13.90	61	7/25/2011	9.49	11.47
26	8/25/2008	9.55	14.82	62	8/25/2011	9.48	11.46
27	9/25/2008	9.55	14.85	63	9/25/2011	9.48	11.45
28	10/25/2008	9.55	14.67	64	10/25/2011	9.47	11.43
29	11/25/2008	9.54	14.90	65	11/25/2011	9.47	11.42
30	12/25/2008	9.54	14.73	66	12/25/2011	9.46	11.41
31	1/25/2009	9.54	14.97	67	1/25/2012	9.46	11.40
32	2/25/2009	9.60	15.42	68	2/25/2012	9.46	11.39
33	3/25/2009	9.59	14.86	69	3/25/2012	9.45	11.37
34	4/25/2009	9.59	15.47	70	4/25/2012	9.45	11.36
35	5/25/2009	9.58	15.30	71	5/25/2012	9.44	11.35
36	6/25/2009	9.58	15.53

* Assumes the One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remains constant at 5.267%, 5.530% and 5.630% respectively and run at the pricing speed to call.
** Assumes the One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR instantaneously increased to a rate of 20.00%, payments are received from the Interest Rate Swap Agreement and run at pricing speed to call.

(1) Assumes a 360-day year that consists of twelve 30-day months.

Breakeven Losses
Loss Severity	30%		40%		50%
	CDR	Collateral Loss	CDR	Collateral Loss	CDR	Collateral Loss
M-1	45.34%	19.04%	29.74%	19.82%	22.06%	20.31%
M-2	34.81%	16.38%	23.64%	17.04%	17.87%	17.46%
M-3	29.55%	14.80%	20.44%	15.40%	15.61%	15.78%
M-4	25.35%	13.39%	17.80%	13.93%	13.71%	14.28%
M-5	21.86%	12.11%	15.55%	12.59%	12.06%	12.90%
M-6	18.73%	10.84%	13.48%	11.27%	10.52%	11.54%
M-7	15.85%	9.58%	11.53%	9.95%	9.06%	10.19%
M-8	13.61%	8.52%	9.98%	8.84%	7.88%	9.04%
M-9	12.13%	7.77%	8.94%	8.06%	7.08%	8.24%

Assumptions:
1) Run at the pricing speed to maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR which creates the first dollar principal loss on the specified bond
6) Defaults are in addition to prepayments

Excess Spread Table

Period	Forward 1mo LIBOR (%)	Forward 6mo LIBOR (%)	Forward 1yr LIBOR (%)	Excess Spread to Static LIBOR (%)(1)(2)*	Excess Spread to Forward LIBOR (%)(1)*	Period	Forward 1mo LIBOR (%)	Forward 6mo LIBOR (%)	Forward 1yr LIBOR (%)	Excess Spread to Static LIBOR (%)(1)(2)*	Excess Spread to Forward LIBOR (%)(1)*

1	5.267	5.530	5.630	2.99	2.99	37	5.440	5.519	5.613	4.21	4.02
2	5.439	5.585	5.651	1.92	1.75	38	5.447	5.525	5.618	3.86	3.68
3	5.493	5.604	5.649	1.92	1.69	39	5.453	5.530	5.623	3.92	3.73
4	5.512	5.609	5.642	2.10	1.86	40	5.458	5.535	5.630	4.12	3.94
5	5.565	5.608	5.632	1.92	1.62	41	5.464	5.540	5.635	3.95	3.75
6	5.562	5.594	5.615	2.10	1.81	42	5.470	5.545	5.641	4.13	3.93
7	5.549	5.578	5.599	1.95	1.67	43	5.475	5.551	5.647	3.95	3.74
8	5.547	5.560	5.585	1.95	1.67	44	5.480	5.555	5.653	3.95	3.75
9	5.527	5.537	5.568	2.48	2.25	45	5.483	5.561	5.660	4.49	4.31
10	5.506	5.519	5.556	1.95	1.71	46	5.489	5.569	5.664	3.94	3.74
11	5.487	5.500	5.544	2.13	1.91	47	5.494	5.574	5.668	4.12	3.92
12	5.465	5.481	5.532	1.95	1.75	48	5.500	5.581	5.672	3.94	3.72
13	5.443	5.467	5.523	2.13	1.96	49	5.505	5.587	5.676	4.11	3.90
14	5.423	5.456	5.518	1.95	1.79	50	5.513	5.593	5.678	3.93	3.73
15	5.409	5.446	5.514	1.95	1.81	51	5.520	5.599	5.680	3.93	3.72
16	5.394	5.439	5.512	2.13	2.00	52	5.526	5.600	5.682	4.11	3.90
17	5.381	5.435	5.512	1.95	1.83	53	5.531	5.603	5.683	3.92	3.70
18	5.376	5.431	5.512	2.13	2.02	54	5.535	5.604	5.685	4.10	3.88
19	5.376	5.430	5.514	1.95	1.84	55	5.538	5.606	5.684	3.92	3.69
20	5.371	5.429	5.518	4.05	3.88	56	5.542	5.605	5.685	3.91	3.69
21	5.368	5.431	5.523	4.39	4.24	57	5.541	5.605	5.685	4.45	4.25
22	5.365	5.435	5.527	4.02	3.86	58	5.542	5.605	5.687	3.90	3.68
23	5.362	5.438	5.533	4.18	4.03	59	5.541	5.604	5.688	4.07	3.86
24	5.368	5.443	5.538	3.99	3.83	60	5.541	5.605	5.691	3.89	3.66
25	5.377	5.448	5.544	4.16	4.00	61	5.538	5.604	5.692	4.06	3.85
26	5.382	5.456	5.550	3.99	3.83	62	5.537	5.605	5.695	3.88	3.66
27	5.385	5.463	5.555	3.99	3.82	63	5.537	5.608	5.700	3.87	3.65
28	5.386	5.469	5.562	4.17	4.00	64	5.537	5.608	5.704	4.05	3.83
29	5.391	5.476	5.568	3.98	3.81	65	5.540	5.612	5.709	3.86	3.64
30	5.401	5.482	5.574	4.16	3.98	66	5.541	5.616	5.714	4.04	3.82
31	5.417	5.488	5.581	3.98	3.78	67	5.544	5.620	5.719	3.85	3.62
32	5.426	5.492	5.585	4.04	3.86	68	5.548	5.625	5.726	3.86	3.64
33	5.426	5.495	5.590	4.58	4.41	69	5.551	5.632	5.730	4.23	4.02
34	5.426	5.502	5.595	4.04	3.86	70	5.556	5.638	5.733	3.87	3.65
35	5.427	5.506	5.600	4.21	4.04	71	5.563	5.644	5.738	4.06	3.84
36	5.433	5.513	5.606	4.03	3.85

(1) Does not take into consideration the net swap payments in the deal.
(2) Assumes the One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain constant at 5.267%, 5.530% and 5.630%, respectively and run at the pricing speed to call.
* Run to call.

Summary of the Mortgage Loans

Number of Mortgage Loans:	4,544	First Liens:	93.11%
Aggregate Principal Balance:	$626,624,973	Second Liens:	6.89%
Average Principal Balance:	$137,902
Low Principal Balance:	$4,993	Fixed Non-Balloon Mortgage Loans:	18.53%
High Principal Balance:	$929,500	Purpose:
W.A. Coupon:	7.948%	Purchase:	30.74%
Low Coupon:	4.950%	Refinance - Cashout:	63.12%
High Coupon:	13.000%	Refinance - Rate/Term:	6.14%

W.A. Stated Remaining Term:	347 months	Property Type:
Low Stated Remaining Term:	115 months	Single Family Residence:	93.02%
High Stated Remaining Term:	356 months	PUD:	3.35%
W.A. Seasoning:	5 months	2-4 Family:	2.83%
Latest Maturity Date:	February 1, 2036	Condo:	0.66%
		Townhouse:	0.14%
State Concentration (>5%):
California:	15.47%	Occupancy Status:
Florida:	9.50%	Owner-Occupied:	97.21%
Maryland:	8.40%	Investment:	1.94%
Arizona:	5.29%	Second Home:	0.85%

Interest Only Mortgage Loans(1):	19.24%	Documentation:
W.A. Interest Only Period:	60 Months	Full/Alt:	99.94%
W.A. Original LTV:	80.57%	Stated Income/Verified Assets:	0.06%
Low Original LTV:	12.86%
High Original LTV:	100.00%	Mortgage Loans with Prepayment Penalties:	68.53%
W.A. Original CLTV:	83.03%	Weighted Average Prepayment Penalty Term(3):	26 months
Low Original CLTV:	12.86%
High Original CLTV:	100.00%	ARM Mortgage Loans:
W.A. FICO Score(2):	619	Weighted Average Margin:	5.052%
		Weighted Average Max. Rate:	13.685%
Index Type:		Weighted Average Min. Rate:	5.080%
Six-Month LIBOR:	77.60%	Weighted Average Life Cap:	6.005%
One-Year LIBOR:	0.88%	Weighted Average First Periodic Cap:	2.999%
Fixed:	21.52%	Weighted Average Periodic Cap:	1.012%

(1) For Interest Only Mortgage Loans
(2) For Mortgage Loans that were scored
(3) For Mortgage Loans with prepayment penalties only

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
Balloon 15/30	113	$18,714,521	2.99%	7.730	636	79.12	175	100.00%
Fixed 10yr	1	100,708	0.02	8.500	578	31.36	115	100.00
Fixed 15yr	100	7,528,988	1.20	8.110	610	70.89	175	100.00
Fixed 20yr	7	518,217	0.08	8.878	596	66.15	234	100.00
Fixed 30yr	1,528	105,891,563	16.90	9.232	628	85.17	355	100.00
Fixed 30yr - IO	8	2,100,017	0.34	7.168	670	68.57	353	100.00
ARM 12 months Adj.	24	5,528,253	0.88	7.472	617	72.19	354	100.00
ARM 2yr/6mo	2,279	357,779,272	57.10	7.826	607	79.98	355	99.90
ARM 2yr/6mo - IO	406	113,785,329	18.16	7.261	640	79.82	355	100.00
ARM 3yr/6mo	61	10,005,595	1.60	7.627	615	79.37	355	100.00
ARM 3yr/6mo - IO	17	4,672,509	0.75	7.018	670	80.82	355	100.00
Total:	4,544	$626,624,973	100.00%	7.948	619	80.57	347	99.94%

Lien of the Mortgage Loans
Lien	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
First Lien	3,473	$583,423,457	93.11%	7.713	617	79.19	347	99.94%
Second Lien	1,071	43,201,516	6.89	11.132	637	99.17	354	100.00
Total:	4,544	$626,624,973	100.00%	7.948	619	80.57	347	99.94%

Principal Balances at Origination of the Mortgage Loans

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
0.01 - 50,000.00	1,136	$35,644,653	5.67%	10.620	617	89.73	344	100.00%
50,001.01 - 100,000.00	1,087	80,389,067	12.78	9.029	610	83.44	345	100.00
100,001.01 - 150,000.00	771	95,478,136	15.18	8.193	611	80.45	346	99.85
150,001.01 - 200,000.00	594	103,023,720	16.38	7.641	613	78.42	348	100.00
200,001.01 - 250,000.00	296	65,800,283	10.46	7.648	615	78.84	349	99.66
250,001.01 - 300,000.00	216	59,084,359	9.39	7.500	617	78.71	350	100.00
300,001.01 - 350,000.00	144	46,580,590	7.41	7.460	622	81.04	348	100.00
350,001.01 - 400,000.00	86	32,290,952	5.13	7.476	618	81.16	347	100.00
400,001.01 - 450,000.00	71	29,984,426	4.77	7.130	633	79.38	350	100.00
450,001.01 - 500,000.00	54	25,594,800	4.07	7.242	634	80.49	349	100.00
500,001.01 - 550,000.00	29	15,189,963	2.42	7.187	636	79.94	343	100.00
550,001.01 - 600,000.00	23	13,443,503	2.14	7.232	657	80.23	347	100.00
600,001.01 - 650,000.00	11	6,947,785	1.10	6.727	650	79.88	355	100.00
650,001.01 - 700,000.00	9	6,199,500	0.99	7.173	634	81.57	335	100.00
700,001.01 - 750,000.00	8	5,882,787	0.94	6.806	655	78.10	355	100.00
750,001.01 - 800,000.00	5	3,857,750	0.61	7.130	611	71.13	355	100.00
800,001.01 - 850,000.00	1	832,500	0.13	7.125	668	75.00	355	100.00
850,001.01 - 900,000.00	2	1,792,500	0.29	6.563	656	72.51	355	100.00
900,001.01 - 950,000.00	1	929,500	0.15	8.750	621	54.68	356	100.00
Total:	4,544	$628,946,774	100.00%	7.948	619	80.57	347	99.94%

Remaining Principal Balance of the Mortgage Loans

Remaining Principal Balance ($)	Nuamber of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
0.01 - 50,000.00	1,143	$35,834,303	5.72%	10.603	617	89.54	344	100.00%
50,000.01 - 100,000.00	1,087	80,347,515	12.82	9.021	610	83.47	345	100.00
100,000.01 - 150,000.00	774	95,911,028	15.31	8.178	611	80.28	346	99.85
150,000.01 - 200,000.00	585	101,317,852	16.17	7.647	613	78.52	348	100.00
200,000.01 - 250,000.00	297	65,844,136	10.51	7.645	615	78.80	349	99.67
250,000.01 - 300,000.00	214	58,409,830	9.32	7.506	617	78.81	350	100.00
300,000.01 - 350,000.00	145	46,759,434	7.46	7.464	622	81.08	348	100.00
350,000.01 - 400,000.00	88	33,042,787	5.27	7.436	621	80.84	347	100.00
400,000.01 - 450,000.00	71	30,053,699	4.80	7.135	630	79.07	347	100.00
450,000.01 - 500,000.00	51	24,180,248	3.86	7.274	635	81.22	352	100.00
500,000.01 - 550,000.00	29	15,143,852	2.42	7.187	636	79.94	343	100.00
550,000.01 - 600,000.00	23	13,399,947	2.14	7.232	657	80.23	347	100.00
600,000.01 - 650,000.00	11	6,934,226	1.11	6.727	650	79.88	355	100.00
650,000.01 - 700,000.00	9	6,181,084	0.99	7.173	634	81.57	335	100.00
700,000.01 - 750,000.00	8	5,873,606	0.94	6.806	655	78.10	355	100.00
750,000.01 - 800,000.00	5	3,844,975	0.61	7.130	611	71.13	355	100.00
800,000.01 - 850,000.00	1	832,500	0.13	7.125	668	75.00	355	100.00
850,000.01 - 900,000.00	2	1,784,451	0.28	6.563	656	72.51	355	100.00
900,000.01 - 950,000.00	1	929,500	0.15	8.750	621	54.68	356	100.00
Total:	4,544	$626,624,973	100.00%	7.948	619	80.57	347	99.94%

Original Terms to Maturity of the Mortgage Loans

Original Term to Maturity (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
120	1	$100,708	0.02%	8.500	578	31.36	115	100.00%
180	213	26,243,509	4.19	7.839	629	76.76	175	100.00
240	7	518,217	0.08	8.878	596	66.15	234	100.00
360	4,323	599,762,539	95.71	7.952	618	80.75	355	99.94
Total:	4,544	$626,624,973	100.00%	7.948	619	80.57	347	99.94%

Remaining Terms to Maturity of the Mortgage Loans

Remaining Term to Maturity (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
60 - 119	1	$100,708	0.02%	8.500	578	31.36	115	100.00%
120 - 179	213	26,243,509	4.19	7.839	629	76.76	175	100.00
180 - 239	7	518,217	0.08	8.878	596	66.15	234	100.00
300 - 359	4,323	599,762,539	95.71	7.952	618	80.75	355	99.94
Total:	4,544	$626,624,973	100.00%	7.948	619	80.57	347	99.94%

Original Loan-to-Value Ratio of the Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
Less than or equal to 50.00	161	$18,241,868	2.91%	7.701	596	40.63	336	100.00%
50.01 - 55.00	62	10,079,335	1.61	7.643	606	53.02	349	100.00
55.01 - 60.00	98	14,769,435	2.36	7.568	601	57.66	339	100.00
60.01 - 65.00	153	25,594,210	4.08	7.525	603	63.21	344	100.00
65.01 - 70.00	272	45,120,204	7.20	7.513	601	68.35	346	100.00
70.01 - 75.00	330	58,864,131	9.39	7.561	609	73.88	346	100.00
75.01 - 80.00	1,039	186,661,709	29.79	7.508	627	79.64	349	99.93
80.01 - 85.00	365	59,578,082	9.51	7.921	614	84.31	349	99.63
85.01 - 90.00	658	112,202,207	17.91	7.936	617	89.63	344	100.00
90.01 - 95.00	301	36,187,246	5.77	8.469	632	94.83	349	100.00
95.01 - 100.00	1,105	59,326,547	9.47	10.187	637	99.92	354	100.00
Total:	4,544	$626,624,973	100.00%	7.948	619	80.57	347	99.94%

Original Combined Loan-to-Value Ratio of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
Less than or equal to 50.00	158	$17,938,127	2.86%	7.710	594	40.60	335	100.00%
50.01 - 55.00	60	9,860,327	1.57	7.656	604	52.98	351	100.00
55.01 - 60.00	94	14,270,479	2.28	7.567	602	57.66	338	100.00
60.01 - 65.00	152	25,416,410	4.06	7.530	603	63.21	344	100.00
65.01 - 70.00	269	44,033,797	7.03	7.526	601	68.24	346	100.00
70.01 - 75.00	317	56,449,304	9.01	7.565	608	73.80	347	100.00
75.01 - 80.00	627	111,978,532	17.87	7.688	610	79.25	347	99.88
80.01 - 85.00	354	59,498,169	9.50	7.852	615	83.97	347	99.63
85.01 - 90.00	669	115,164,928	18.38	7.925	618	89.27	345	100.00
90.01 - 95.00	352	46,383,666	7.40	8.216	633	91.53	350	100.00
95.01 - 100.00	1,492	125,631,234	20.05	8.654	644	89.44	353	100.00
Total:	4,544	$626,624,973	100.00%	7.948	619	80.57	347	99.94%

Mortgage Rate of the Mortgage Loans

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
4.500 - 4.999	1	$372,707	0.06%	4.950	724	64.66	355	100.00%
5.000 - 5.499	3	743,626	0.12	5.313	650	72.40	353	100.00
5.500 - 5.999	54	17,117,941	2.73	5.860	679	76.38	351	100.00
6.000 - 6.499	108	26,821,678	4.28	6.280	646	75.45	348	100.00
6.500 - 6.999	532	125,374,232	20.01	6.783	638	76.16	346	100.00
7.000 - 7.499	421	88,210,635	14.08	7.264	627	78.77	345	100.00
7.500 - 7.999	826	148,761,291	23.74	7.747	612	79.56	349	100.00
8.000 - 8.499	341	47,987,646	7.66	8.253	607	83.11	350	99.71
8.500 - 8.999	545	66,923,862	10.68	8.708	595	82.79	345	99.67
9.000 - 9.499	192	22,470,936	3.59	9.237	595	84.45	349	100.00
9.500 - 9.999	253	23,365,447	3.73	9.730	576	81.40	346	100.00
10.000 - 10.499	234	13,601,027	2.17	10.150	627	88.97	344	100.00
10.500 - 10.999	263	14,353,919	2.29	10.676	614	88.63	351	100.00
11.000 - 11.499	205	8,987,830	1.43	11.105	622	94.46	351	100.00
11.500 - 11.999	249	10,475,298	1.67	11.610	609	95.34	349	100.00
12.000 - 12.499	210	7,172,817	1.14	12.117	599	98.54	354	100.00
12.500 - 12.999	103	3,799,971	0.61	12.620	588	97.12	355	100.00
13.000 - 13.499	4	84,110	0.01	13.000	587	99.55	356	100.00
Total:	4,544	$626,624,973	100.00%	7.948	619	80.57	347	99.94%

FICO Score at Origination of the Mortgage Loans

FICO Score at Origination	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
Not Available	37	$2,526,310	0.40%	10.432	N/A	77.51	353	100.00%
500	2	219,595	0.04	10.591	500	66.23	355	100.00
501 - 520	63	7,497,654	1.20	9.363	511	73.59	346	100.00
521 - 540	142	16,553,306	2.64	9.318	531	72.43	350	100.00
541 - 560	274	37,097,864	5.92	8.564	551	73.56	350	99.62
561 - 580	547	80,266,458	12.81	8.029	571	76.85	348	100.00
581 - 600	749	88,536,705	14.13	8.255	590	80.18	348	100.00
601 - 620	839	109,409,074	17.46	8.028	611	82.66	347	99.80
621 - 640	655	94,827,268	15.13	7.761	630	82.44	346	100.00
641 - 660	527	78,385,884	12.51	7.645	650	83.38	348	100.00
661 - 680	320	46,915,388	7.49	7.501	671	82.28	349	100.00
681 - 700	189	32,114,416	5.12	7.315	690	82.03	347	100.00
701 - 720	79	10,122,020	1.62	7.551	710	83.25	342	100.00
721 - 740	63	10,317,515	1.65	7.259	729	82.31	333	100.00
741 - 760	28	5,664,187	0.90	6.874	748	75.37	355	100.00
761 - 780	17	3,528,889	0.56	7.113	770	83.47	313	100.00
781 - 800	7	1,761,882	0.28	7.038	791	84.34	355	100.00
Greater than or equal to 801	6	880,559	0.14	7.187	805	82.24	355	100.00
Total:	4,544	$626,624,973	100.00%	7.948	619	80.57	347	99.94%

Documentation Type of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
Full/Alt	4,542	$626,264,988	99.94%	7.948	619	80.56	347	100.00%
Stated Income/Verified Assets	2	359,985	0.06	8.508	587	83.06	355	0.00
Total:	4,544	$626,624,973	100.00%	7.948	619	80.57	347	99.94%

Occupancy Status of the Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
Owner-Occupied	4,397	$609,116,950	97.21%	7.950	618	80.89	347	99.94%
Investor	122	12,156,860	1.94	7.884	636	68.05	346	100.00
2nd Home	25	5,351,163	0.85	7.910	627	71.88	355	100.00
Total:	4,544	$626,624,973	100.00%	7.948	619	80.57	347	99.94%

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
Purchase	1,806	$192,626,678	30.74%	8.394	633	87.10	353	100.00%
Refi - Rate/Term	289	38,481,364	6.14	7.820	623	79.73	339	100.00
Refi - Cash Out	2,449	395,516,931	63.12	7.743	611	77.46	346	99.91
Total:	4,544	$626,624,973	100.00%	7.948	619	80.57	347	99.94%

Property Type of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
Single Family	4,257	$582,891,438	93.02%	7.934	619	80.48	347	99.94%
PUD	160	20,988,943	3.35	8.499	611	88.44	347	100.00
2-4 Family	103	17,726,091	2.83	7.866	626	72.84	344	100.00
Condominium	18	4,130,274	0.66	7.597	617	82.72	355	100.00
Townhouse	6	888,227	0.14	7.924	629	92.96	355	100.00
Total:	4,544	$626,624,973	100.00%	7.948	619	80.57	347	99.94%

Geographic Distribution of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
California	353	$96,911,872	15.47%	7.272	636	76.63	350	100.00%
Florida	363	59,532,273	9.50	7.872	615	80.27	347	99.77
Maryland	253	52,607,765	8.40	7.629	610	78.51	345	100.00
Arizona	186	33,130,142	5.29	7.684	622	79.40	355	100.00
Texas	292	31,056,105	4.96	8.212	610	80.16	346	100.00
Virginia	172	28,775,374	4.59	7.680	621	80.80	345	100.00
Illinois	189	22,069,877	3.52	8.342	614	84.16	350	100.00
New York	129	20,449,083	3.26	7.804	622	75.09	349	100.00
Pennsylvania	214	19,992,789	3.19	8.261	605	81.23	343	100.00
New Jersey	100	17,249,229	2.75	8.181	602	79.32	355	100.00
Wisconsin	140	15,118,826	2.41	8.392	603	82.84	323	98.54
Michigan	141	15,083,526	2.41	8.309	605	83.40	348	100.00
Nevada	84	15,012,149	2.40	7.605	632	81.55	353	100.00
Minnesota	107	14,712,998	2.35	7.976	616	82.26	347	100.00
Georgia	116	14,406,316	2.30	8.554	614	84.81	348	100.00
Ohio	158	12,339,097	1.97	8.355	612	84.54	332	100.00
Washington	77	12,188,890	1.95	7.700	636	83.48	345	100.00
Colorado	84	11,866,965	1.89	8.037	627	83.08	355	100.00
Missouri	152	11,414,737	1.82	8.520	612	85.11	349	100.00
North Carolina	93	10,256,017	1.64	8.550	608	84.77	355	100.00
Massachusetts	46	9,459,434	1.51	8.017	625	74.65	355	100.00
District of Columbia	34	8,737,892	1.39	7.393	623	72.48	344	100.00
Indiana	104	8,121,980	1.30	8.680	610	85.45	348	100.00
South Carolina	72	6,417,401	1.02	8.472	621	83.27	349	100.00
Tennessee	101	6,326,422	1.01	8.543	606	81.80	351	100.00
Alabama	64	5,476,606	0.87	8.594	612	86.03	341	100.00
Kansas	57	5,144,302	0.82	8.308	628	85.61	351	100.00
Louisiana	62	5,107,016	0.82	8.755	602	86.59	349	100.00
Iowa	89	5,063,758	0.81	8.923	630	86.88	343	100.00
Mississippi	54	4,926,168	0.79	9.264	600	88.57	351	100.00
Connecticut	30	4,620,519	0.74	7.866	600	79.84	349	100.00
Oregon	35	4,424,624	0.71	8.017	637	83.99	336	100.00
Delaware	29	4,371,907	0.70	8.364	605	77.73	349	100.00
New Mexico	41	3,707,712	0.59	8.819	617	84.80	355	100.00
Utah	31	3,526,396	0.56	8.441	628	84.73	339	100.00
Alaska	20	2,980,299	0.48	8.177	629	84.36	322	100.00
Oklahoma	53	2,915,244	0.47	9.092	615	85.62	355	100.00
West Virginia	33	2,896,976	0.46	8.682	613	85.67	352	100.00
New Hampshire	16	2,827,586	0.45	7.850	629	80.64	327	100.00
Nebraska	31	2,818,197	0.45	8.510	627	81.19	355	100.00
Arkansas	25	2,110,957	0.34	8.323	602	84.92	355	100.00
Maine	13	1,661,495	0.27	7.784	631	77.79	355	100.00
Rhode Island	9	1,638,807	0.26	7.411	613	80.42	356	100.00
Montana	18	1,596,599	0.25	8.294	647	89.94	347	100.00
Kentucky	23	1,525,351	0.24	8.394	602	83.90	352	100.00
Idaho	10	1,107,281	0.18	8.190	651	84.58	329	100.00
Wyoming	15	1,064,490	0.17	8.615	669	90.67	325	100.00
South Dakota	15	1,003,107	0.16	9.013	611	81.75	355	100.00
North Dakota	8	418,663	0.07	8.877	652	78.89	355	100.00
Hawaii	1	228,000	0.04	6.500	729	54.94	355	100.00
Vermont	2	225,753	0.04	9.322	575	89.35	356	100.00
Total:	4,544	$626,624,973	100.00%	7.948	619	80.57	347	99.94%

Original Prepayment Penalty Term of the Mortgage Loans

Original Prepayment Penalty Term (mos.)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
No Prepayment Penalty	1,961	$197,192,781	31.47%	8.685	618	82.89	350	100.00%
12	43	8,417,029	1.34	7.770	616	76.95	334	100.00
24	2,003	344,203,413	54.93	7.582	617	80.30	355	99.90
36	537	76,811,750	12.26	7.716	625	76.17	309	100.00
Total:	4,544	$626,624,973	100.00%	7.948	619	80.57	347	99.94%

Margin of the Mortgage Loans - ARM Loans

Margin (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
2.000 - 2.499	1	$79,129	0.02%	6.500	604	66.67	349	100.00%
2.500 - 2.999	4	869,579	0.18	7.081	640	66.68	353	100.00
3.000 - 3.499	9	1,850,011	0.38	6.172	664	65.78	353	100.00
3.500 - 3.999	103	26,212,124	5.33	6.668	662	75.57	355	100.00
4.000 - 4.499	412	94,535,201	19.22	6.862	642	76.49	355	99.77
4.500 - 4.999	686	136,943,781	27.85	7.316	622	79.01	355	100.00
5.000 - 5.499	524	94,765,204	19.27	7.793	609	80.69	355	100.00
5.500 - 5.999	400	60,788,985	12.36	8.340	599	84.89	355	99.77
6.000 - 6.499	277	37,759,903	7.68	8.671	581	85.19	355	100.00
6.500 - 6.999	160	18,010,322	3.66	9.048	578	80.84	355	100.00
7.000 - 7.499	99	9,819,196	2.00	9.538	555	77.48	355	100.00
7.500 - 7.999	79	6,799,161	1.38	10.245	560	80.02	355	100.00
8.000 - 8.499	27	2,698,241	0.55	10.322	551	80.06	355	100.00
8.500 - 8.999	5	585,201	0.12	9.514	571	85.93	354	100.00
9.500 - 9.999	1	54,919	0.01	11.950	534	24.09	355	100.00
Total:	2,787	$491,770,958	100.00%	7.680	616	79.85	355	99.93%

Minimum Rate of the Mortgage Loans - ARM Loans

Minimum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
2.000 - 2.499	1	$79,129	0.02%	6.500	604	66.67	349	100.00%
2.500 - 2.999	4	869,579	0.18	7.081	640	66.68	353	100.00
3.000 - 3.499	8	1,777,191	0.36	6.057	667	64.58	353	100.00
3.500 - 3.999	102	25,953,101	5.28	6.660	663	75.74	355	100.00
4.000 - 4.499	409	94,006,517	19.12	6.855	643	76.47	355	99.77
4.500 - 4.999	684	136,963,389	27.85	7.316	622	78.99	355	100.00
5.000 - 5.499	516	93,760,832	19.07	7.787	610	80.61	355	100.00
5.500 - 5.999	395	59,636,076	12.13	8.337	598	84.79	355	99.77
6.000 - 6.499	273	37,642,094	7.65	8.668	582	85.28	355	100.00
6.500 - 6.999	155	16,572,568	3.37	9.115	576	80.44	355	100.00
7.000 - 7.499	94	9,299,829	1.89	9.569	556	77.17	355	100.00
7.500 - 7.999	90	8,830,844	1.80	9.628	579	80.83	355	100.00
8.000 - 8.499	26	2,717,633	0.55	10.244	547	79.82	355	100.00
8.500 - 8.999	17	2,461,465	0.50	8.938	570	86.20	354	100.00
9.000 - 9.499	6	626,787	0.13	9.172	578	85.82	354	100.00
9.500 - 9.999	6	500,041	0.10	10.003	541	79.05	354	100.00
10.500 - 10.999	1	73,884	0.02	10.625	606	100.00	356	100.00
Total:	2,787	$491,770,958	100.00%	7.680	616	79.85	355	99.93%

Maximum Rate of the Mortgage Loans - ARM Loans

Maximum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
10.500 - 10.999	1	$372,707	0.08%	4.950	724	64.66	355	100.00%
11.000 - 11.499	3	743,626	0.15	5.313	650	72.40	353	100.00
11.500 - 11.999	49	15,172,984	3.09	5.857	676	77.75	354	100.00
12.000 - 12.499	101	25,248,470	5.13	6.285	645	75.75	355	100.00
12.500 - 12.999	441	104,957,516	21.34	6.777	635	76.87	355	100.00
13.000 - 13.499	349	74,392,298	15.13	7.266	626	79.14	355	100.00
13.500 - 13.999	664	124,990,432	25.42	7.734	610	80.51	355	100.00
14.000 - 14.499	269	40,988,187	8.33	8.239	602	83.50	355	99.66
14.500 - 14.999	413	54,895,039	11.16	8.706	592	83.09	355	99.60
15.000 - 15.499	150	19,353,373	3.94	9.201	594	85.67	355	100.00
15.500 - 15.999	170	17,307,069	3.52	9.715	565	79.31	355	100.00
16.000 - 16.499	60	4,936,179	1.00	10.227	564	80.82	355	100.00
16.500 - 16.999	80	6,005,699	1.22	10.735	559	79.97	355	100.00
17.000 - 17.499	16	1,001,970	0.20	11.255	543	76.40	355	100.00
17.500 - 17.999	13	862,393	0.18	11.715	555	76.86	355	100.00
18.000 - 18.499	3	210,230	0.04	12.201	527	81.21	355	100.00
18.500 - 18.999	5	332,786	0.07	12.766	551	82.38	355	100.00
Total:	2,787	$491,770,958	100.00%	7.680	616	79.85	355	99.93%

Life Cap of the Mortgage Loans - ARM Loans

Life Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
6.000 - 6.499	2,774	$489,350,943	99.51%	7.681	616	79.84	355	99.93%
7.000 - 7.499	13	2,420,015	0.49	7.540	616	81.98	354	100.00
Total:	2,787	$491,770,958	100.00%	7.680	616	79.85	355	99.93%

First Periodic Cap of the Mortgage Loans - ARM Loans

First Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
1.000 - 1.499	1	$180,925	0.04%	8.100	610	90.00	355	100.00%
3.000 - 3.499	2,786	491,590,033	99.96	7.680	616	79.85	355	99.93
Total:	2,787	$491,770,958	100.00%	7.680	616	79.85	355	99.93%

Periodic Cap of the Mortgage Loans - ARM Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
1.000 - 1.499	2,759	$485,588,759	98.74%	7.682	616	79.94	355	99.93%
1.500 - 1.999	4	653,946	0.13	7.578	593	82.12	354	100.00
2.000 - 2.499	24	5,528,253	1.12	7.472	617	72.19	354	100.00
Total:	2,787	$491,770,958	100.00%	7.680	616	79.85	355	99.93%

Next Rate Adjustment Date of the Mortgage Loans - ARM Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon (%)	FICO	LTV	Stated Remaining Term (Months)	Full/Alt Doc (%)
August 2006	1	$352,715	0.07%	8.375	532	60.17	350	100.00%
September 2006	2	540,496	0.11	7.062	578	69.09	351	100.00
October 2006	2	452,337	0.09	6.077	626	75.70	352	100.00
November 2006	1	49,767	0.01	8.400	557	70.00	341	100.00
December 2006	4	476,521	0.10	7.845	568	60.12	353	100.00
January 2007	15	3,667,552	0.75	7.584	635	75.40	355	100.00
February 2007	1	86,844	0.02	7.605	619	54.44	356	100.00
April 2007	1	116,501	0.02	7.250	655	100.00	346	100.00
May 2007	1	34,171	0.01	7.750	N/A	75.00	347	100.00
June 2007	4	303,712	0.06	6.958	606	80.25	348	100.00
July 2007	1	79,129	0.02	6.500	604	66.67	349	100.00
August 2007	6	811,744	0.17	8.710	583	76.91	350	100.00
September 2007	18	2,619,155	0.53	7.102	619	78.56	351	100.00
October 2007	49	7,293,396	1.48	7.423	603	81.27	352	100.00
November 2007	141	19,211,461	3.91	7.354	608	79.27	353	100.00
December 2007	119	17,675,700	3.59	7.861	604	78.60	354	100.00
January 2008	1,520	281,782,523	57.30	7.613	617	80.14	355	99.92
February 2008	823	141,539,129	28.78	7.889	615	79.78	356	99.90
October 2008	2	191,280	0.04	8.446	626	85.96	352	100.00
November 2008	4	766,651	0.16	7.294	608	90.67	353	100.00
December 2008	6	1,140,001	0.23	7.243	650	80.16	354	100.00
January 2009	41	8,323,847	1.69	7.275	647	79.20	355	100.00
February 2009	25	4,256,325	0.87	7.774	604	78.74	356	100.00
Total:	2,787	$491,770,958	100.00%	7.680	616	79.85	355	99.93%